                                                                    EXHIBIT 99.1


[CREDIT ACCEPTANCE LOGO]



                                                        SILVER TRIANGLE BUILDING
                                        25505 WEST TWELVE MILE ROAD - SUITE 3000
                                                      SOUTHFIELD, MI  48034-8339
                                                                  (248) 353-2700

                                                        WWW.CREDITACCEPTANCE.COM

                                  NEWS RELEASE


FOR IMMEDIATE RELEASE                          DATE:    JANUARY 28, 2004


                                  INVESTOR RELATIONS:    DOUGLAS W. BUSK
                                                         CHIEF FINANCIAL OFFICER
                                                         (248) 353-2700 EXT. 432
                                                         IR@CREDITACCEPTANCE.COM


                                  NASDAQ SYMBOL:         CACC


                          CREDIT ACCEPTANCE ANNOUNCES:
                             - 4TH QUARTER EARNINGS
                                 - 2003 EARNINGS


SOUTHFIELD, MICHIGAN -- JANUARY 28, 2004 -- CREDIT ACCEPTANCE CORPORATION (NASDAQ:CACC) Credit Acceptance Corporation (the "Company") announced consolidated net income for the three months ended December 31, 2003 of $9,762,000 or $0.22 per diluted share compared to $5,090,000 or $0.12 per diluted share for the same period in 2002. For the year ended December 31, 2003, consolidated net income was $28,181,000 or $0.65 per diluted share compared to $28,365,000 or $0.65 per diluted share for the same period in 2002.

Excluding the impact of one-time items and foreign exchange losses on forward contracts, consolidated net income for the three months and year ended December 31, 2003 was $10,584,000 or $0.24 per diluted share and $36,543,000 or $0.84 per diluted share, respectively, compared to $4,798,000 or $0.11 per diluted share and $26,800,000 or $0.62 per diluted share for the same periods in 2002.

As a result of the decision in the second quarter of 2003 to stop loan originations in the United Kingdom and Canada and the decision to stop lease originations in early 2002, the Company's sole active business unit consists of providing "guaranteed credit approval" through a network of automobile dealer-partners located in the United States.

SEGMENT INFORMATION

(Dollars in thousands, except              THREE MONTHS ENDED DECEMBER 31,           YEARS ENDED DECEMBER 31,
  per share data)                       ------------------------------------   -----------------------------------
                                            2003         2002       % Change      2003         2002       % Change
                                        ------------  ---------     --------   ----------   ---------     --------
NET INCOME (LOSS)
United States (1), (2)                  $      8,689  $   4,835      79.7 %    $   33,014   $   23,790      38.8 %
United Kingdom (3), (4)                          781        800      (2.4)         (4,646)       6,277    (174.0)
Automobile Leasing                               216       (531)    140.7            (323)      (1,824)     82.3
Other                                             76        (14)    642.9             136          122      11.5
                                        ------------  ---------                ----------   ----------
   Consolidated                         $      9,762  $   5,090      91.8 %    $   28,181   $   28,365      (0.6)%
                                        ============  =========                ==========   ==========

NET INCOME (LOSS) PER DILUTED SHARE
United States (1), (2)                  $       0.20  $    0.11      81.8 %    $     0.77   $     0.55      40.0 %
United Kingdom (3), (4)                         0.02       0.02       0.0           (0.11)        0.14    (178.6)
Automobile Leasing                              0.00      (0.01)    100.0           (0.01)       (0.04)     75.0
Other                                           0.00       0.00       0.0            0.00         0.00       0.0
                                        ------------  ---------                ----------   ----------
   Consolidated                         $       0.22  $    0.12      83.3 %    $     0.65   $     0.65       0.0 %
                                        ============  =========                ==========   ==========

(1) For the three months and year ended December 31, 2003, net income includes: a foreign currency exchange loss due to the fair value recognition of forward contracts associated with the anticipated cash flows from the United Kingdom operation, which decreased net income by $1,129,000 after-tax, or $0.03 per diluted share, for the three month period and $1,831,000 after-tax, or $0.04 per diluted share, for the year; and a reduction in Michigan single business tax expense resulting from a reduction in the amount of income apportioned to the state of Michigan, which increased net income by $307,000 after-tax, or $0.01 per diluted share. For the year ended December 31, 2003, net income also includes interest income from the Internal Revenue Service, which increased net income by $400,000 after-tax, or $0.01 per diluted share.

(2) For the three months and year ended December 31, 2002, net income includes: a reduction in state tax related expense resulting from the re-characterization of income, which increased net income by $462,000 after-tax, or $0.01 per diluted share, for the three month period and $1,425,000 after-tax, or $0.03 per diluted share, for the year; an adjustment to federal tax related expense related to repatriation of earnings in the United Kingdom, which increased net income by $570,000 after-tax, or $0.02 per diluted share, for the three month period and decreased net income by $2,994,000 after-tax, or $0.07 per diluted share, for the year; and a loss on the disposal of computer hardware, which decreased net income by $740,000 after-tax, or $0.02 per diluted share. Net income for the year ended December 31, 2002 also includes interest income from the Internal Revenue Service, which increased net income by $3,127,000 after-tax, or $0.07 per diluted share.

(3) For the year ended December 31, 2003, net income includes impairment and other expenses associated with the decision to liquidate the United Kingdom operation, which decreased net income by $7,238,000 after-tax, or $0.17 per diluted share.

(4) For the year ended December 31, 2002, net income includes a change in ancillary product revenue recognition policy, which increased net income by $747,000 after-tax, or $0.02 per diluted share.

RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME

The following table reconciles the reported net income and adjusted net income (reported net income excluding certain adjustments) for the three months and years ended December 31, 2003 and 2002:

                                                         THREE MONTHS ENDED DECEMBER 31,               YEARS ENDED DECEMBER 31,
                                                     ------------------------------------     --------------------------------------
(Dollars in thousands, except per share data)              2003                2002                  2003                  2002
                                                     ---------------    -----------------     -----------------      ---------------
Reported net income                                   $      9,762       $      5,090         $          28,181      $       28,365
Foreign exchange loss due to forward contracts               1,129                  -                     1,831                   -
Reduction in Michigan single business tax                     (307)                 -                      (307)                  -
United Kingdom impairment expenses                               -                  -                     7,238                   -
Interest income from Internal Revenue Service                    -                  -                      (400)             (3,127)
2002 tax items, net                                              -             (1,032)                        -               1,569
Loss on disposal of computer hardware                            -                740                         -                 740
Ancillary product revenue recognition policy change              -                  -                         -                (747)
                                                      ------------       ------------         -----------------      ---------------
  Adjusted net income                                 $     10,584       $      4,798         $          36,543      $       26,800
Diluted weighted average shares outstanding             43,958,520         42,852,646                43,409,007          43,362,741
Adjusted net income per diluted share                 $       0.24       $       0.11         $            0.84      $         0.62
                                                      ============     ==============         =================      ===============

Results for the three months and year ended December 31, 2003 include an expense of $1,129,000 after-tax, or $0.03 per diluted share and $1,831,000 after-tax, or $0.04 per diluted share, respectively, related to foreign currency exchange losses from forward contracts entered into during the third quarter. From the date the contracts were entered into, the weakening of the United States dollar versus the British pound sterling caused a reduction in the fair value of the forward contracts and an approximately equal increase in the amount of expected future cash flows. For the quarter ended December 31, 2003, the amount of the loss recognized by the Company on these forward contracts was offset by an approximately equal increase in shareholders' equity.

The Company intends to utilize proceeds from businesses being liquidated to: (i) fund dealer-partner advances on loans originated in the United States and (ii) fund share repurchases. During the three months ended December 31, 2003, the Company received $13.6 million in liquidation proceeds and made share repurchases of $477,000. Subsequent to December 31, 2003, the Company made additional share repurchases of $37.4 million through a modified Dutch auction tender offer.

Detail of expected future net liquidation proceeds follows:

(Dollars in thousands)              AS OF DECEMBER 31, 2003
                                    ------------------------
United Kingdom                                      $ 30,100
Canada                                                 4,200
Automobile Leasing                                     2,500
                                                    --------
                                                    $ 36,800
                                                    ========



UNITED STATES LOAN ORIGINATIONS



(Dollars in thousands)                      THREE MONTHS ENDED DECEMBER 31,                     YEARS ENDED DECEMBER 31,
                                       -----------------------------------------    ---------------------------------------------
                                           2003             2002       % Change           2003           2002        % Change
                                       -------------  -------------  -----------   -------------  -------------   ---------------
Loan originations                        $ 177,678      $  130,616        36.0%      $   785,667     $  571,690             37.4%
Number of loans originated                  13,847          10,759                        62,334         49,650
Number of active dealer-partners (1)           763             555                           916            789
Loans per active dealer-partner               18.1            19.4                          68.1           62.9
Average loan size                        $    12.8      $     12.1                   $      12.6     $     11.5


(1) Active dealer-partners are dealer-partners who submitted at least one loan during the period.

The increase in loan originations in the United States in 2003 is due to: (i) an increase in the number of active dealer-partners due to increased dealer-partner enrollments and reduced levels of dealer-partner attrition, (ii) a continued increase in the number of loans per active dealer-partner and (iii) an increase in the average loan size.

The Company made no material changes in credit policy or pricing in the fourth quarter, other than routine changes designed to maintain current profitability levels.

Historically, the Company has experienced an adverse change in the profitability of loan originations during periods of high growth. While the growth rates experienced in the United States in 2003 are higher than the Company's expected long-term growth rate, the Company believes that the investments in infrastructure in 2002, combined with decreases in loan origination volumes in 2002, have adequately prepared the Company for this growth.

RETURN ON CAPITAL ANALYSIS

Return on capital is equal to net operating profit after-tax (net income plus interest expense after-tax) divided by average capital as follows:


(Dollars in thousands)                 THREE MONTHS ENDED DECEMBER 31,                 YEARS ENDED DECEMBER 31,
                                       ------------------------------                ---------------------------
                                          2003               2002                      2003               2002
                                        --------           --------                  --------           --------
Net income                              $  9,762           $  5,090                  $ 28,181           $ 28,365

Interest expense                        $  2,793           $  1,932                  $  8,057           $  9,058
(1 - tax rate)                              65.0%              65.0%                     65.0%              65.4%
                                        --------           --------                  --------           --------
Interest expense after-tax              $  1,815           $  1,256                  $  5,237           $  5,920
                                        --------           --------                  --------           --------
Net operating profit after-tax          $ 11,577           $  6,346                  $ 33,418           $ 34,285
                                        ========           ========                  ========           ========
Average capital                         $457,516           $448,696                  $443,150           $469,423
                                        ========           ========                  ========           ========
Return on capital                           10.1%               5.7%                      7.5%               7.3%

Adjusted return on capital (1)              10.8%               5.4%                      9.4%               7.0%



(1) Adjusted return on capital is calculated the same as unadjusted but utilizes adjusted net income as presented in the reconciliation of reported net income to adjusted net income table.

The increase in the return on capital was the result of an increase in the percentage of total capital allocated to the Company's United States business segment, the business segment which generates the highest return on capital, and an increase in the return on capital in the United States business segment.

ECONOMIC PROFIT

Economic profit represents net operating profit after-tax less an imputed cost of equity. Economic profit measures how efficiently the Company utilizes its total capital, both debt and equity. The following table presents the calculation of the Company's economic profit (loss) for the periods indicated (dollars in thousands, except per share data):



                                                          THREE MONTHS ENDED DECEMBER 31,          YEARS ENDED DECEMBER 31,
                                                          ------------------------------        ------------------------------
                                                               2003             2002                2003              2002
                                                          ------------      ------------        ------------      ------------
ECONOMIC PROFIT (LOSS)
Net income (1)                                            $      9,762      $      5,090        $     28,181      $     28,365
Imputed cost of equity at 10% (2)                               (8,771)           (8,035)            (33,938)          (30,790)
                                                          ------------      ------------        ------------      ------------
  Total economic profit (loss)                            $        991      $     (2,945)       $     (5,757)     $     (2,425)

Diluted weighted average shares outstanding                 43,958,520        42,852,646          43,409,007        43,362,741
Economic profit (loss) per diluted share (3)              $       0.02      $      (0.07)       $      (0.13)     $      (0.06)

Adjusted economic profit (loss) (4)                       $      1,813      $     (3,237)       $      2,605      $     (3,990)
Adjusted economic profit (loss) per diluted share (4)     $       0.04      $      (0.08)       $       0.06      $      (0.09)




(1)      Consolidated net income from the Consolidated Income Statements.
(2) Cost of equity is equal to 10% (on an annual basis) of average shareholders' equity, which was $350,836,000 and $339,378,000 for the three months and year ended December 31, 2003, respectively, and $321,391,000 and $307,895,000 for the same periods in 2002, respectively.
(3) Economic profit (loss) per share equals the economic profit (loss) divided by weighted average number of shares outstanding.
(4) Adjusted economic profit (loss) and adjusted economic profit (loss) per diluted share are calculated the same as unadjusted but utilize adjusted net income as presented in the reconciliation of reported net income to adjusted net income table.

Cautionary Statement Regarding Forward Looking Information

Certain statements in this release that are not historical facts, including those regarding the Company's future plans and objectives, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While the Company believes that its forward-looking statements are reasonable, actual results could differ materially since the statements are based on our current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include the following: increased competition from traditional financing sources and from non-traditional lenders, unavailability of funding at competitive rates of interest or the Company's potential inability to continue to obtain third party financing on favorable terms, the Company's potential inability to generate sufficient cash flow to service its debt and fund its future operations, adverse changes in applicable laws and regulations, adverse changes in economic conditions, adverse changes in the automobile or finance industries or in the non-prime consumer finance market, the Company's potential inability to maintain or increase the volume of automobile loans, the Company's potential inability to accurately forecast and estimate future collections and historical collection rates and the associated default risk, the Company's potential inability to accurately estimate the residual values of leased vehicles, an increase in the amount or severity of litigation against the Company, the loss of key management personnel, the effects of terrorist attacks and potential attacks, and various other factors discussed in the Company's reports filed with the Securities and Exchange Commission. Other factors not currently anticipated by management may also materially and adversely affect the Company's results of operations. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Description of Credit Acceptance Corporation

Credit Acceptance is a financial services company specializing in products and services for a network of automobile dealer-partners. Credit Acceptance provides its dealer-partners with financing sources for consumers with limited access to credit and delivers credit approvals instantly through the internet. Other dealer-partner services include marketing, sales training and a wholesale purchasing cooperative. Through its financing program, Credit Acceptance helps consumers change their lives by providing them an opportunity to strengthen and reestablish their credit standing by making timely monthly payments. Credit Acceptance is publicly traded on the NASDAQ National Market under the symbol CACC. For more information, visit www.creditacceptance.com.

                          CREDIT ACCEPTANCE CORPORATION

                         CONSOLIDATED INCOME STATEMENTS





(Dollars in thousands, except per share data)                        THREE MONTHS ENDED                   YEARS ENDED
                                                                        DECEMBER 31,                      DECEMBER 31,
                                                               ------------------------------    ------------------------------
                                                                   2003            2002              2003            2002
                                                               --------------  --------------    --------------  --------------
REVENUE:
  Finance charges                                                   $ 26,668        $ 23,319         $ 103,125        $ 97,744
  Lease revenue                                                        1,061           2,900             6,432          16,101
  Ancillary product income                                             5,062           3,518            19,397          16,437
  Premiums earned                                                        740           1,017             2,986           4,512
  Other income                                                         3,494           3,465            13,848          19,540
                                                               -------------   -------------    --------------  --------------
    Total revenue                                                     37,025          34,219           145,788         154,334
                                                               -------------   -------------    --------------  --------------
COSTS AND EXPENSES:
  General and administrative                                           4,673           6,662            20,034          24,551
  Salaries and wages                                                   8,572           6,906            33,655          29,042
  Sales and marketing                                                  1,948           2,079             8,494           7,623
  Stock-based compensation expense                                       753             490             3,583           2,072
  Provision for insurance and service contract claims                    (91)            138               546           1,861
  Provision for credit losses                                          1,105           7,962            10,459          23,935
  Depreciation of leased assets                                          642           1,911             4,210           9,669
  United Kingdom asset impairment expense                                  -               -            10,493               -
  Interest                                                             2,793           1,932             8,057           9,058
                                                               -------------   -------------    --------------  --------------
    Total costs and expenses                                          20,395          28,080            99,531         107,811
                                                               -------------   -------------    --------------  --------------
Operating income                                                      16,630           6,139            46,257          46,523
  Foreign exchange loss                                               (1,730)             (2)           (2,767)              -
                                                               -------------   -------------    --------------  --------------
Income before provision for income taxes                              14,900           6,137            43,490          46,523
  Provision for income taxes                                           5,138           1,047            15,309          18,158
                                                               -------------   -------------    --------------  --------------
Net income                                                          $  9,762        $  5,090         $  28,181        $ 28,365
                                                               =============   =============    ==============  ==============
Net income per common share:
  Basic                                                             $   0.23        $   0.12         $    0.67        $   0.67
                                                               =============   =============    ==============  ==============
  Diluted                                                           $   0.22        $   0.12         $    0.65        $   0.65
                                                               =============   =============    ==============  ==============
Weighted average shares outstanding:
  Basic                                                           42,040,063      42,371,316        42,195,340      42,438,292
  Diluted                                                         43,958,520      42,852,646        43,409,007      43,362,741


                          CREDIT ACCEPTANCE CORPORATION

                           CONSOLIDATED BALANCE SHEETS



(Dollars in thousands)                                                                       YEARS ENDED DECEMBER 31,
                                                                                      ---------------------------------------
                                                                                           2003                   2002
                                                                                      ----------------      -----------------
                                       ASSETS:
Cash and cash equivalents                                                                    $ 36,044               $ 13,466
Investments -- held to maturity                                                                     -                    173

Loans receivable                                                                              872,970                770,069
Allowance for credit losses                                                                   (17,615)               (20,991)
                                                                                      ----------------      -----------------
  Loans receivable, net                                                                       855,355                749,078
                                                                                      ----------------      -----------------

Floorplan receivables, net                                                                      2,449                  4,450
Lines of credit, net                                                                            2,023                  3,655
Notes receivable, net (including $1,583 and $1,513 from affiliates as
 of December 31, 2003 and 2002, respectively)                                                   2,090                  3,899
Investment in operating leases, net                                                             4,447                 17,879
Property and equipment, net                                                                    18,503                 19,951
Income taxes receivable                                                                         5,795                      -
Other assets                                                                                   17,074                 14,280
                                                                                      ----------------      -----------------
  Total Assets                                                                              $ 943,780              $ 826,831
                                                                                      ================      =================

                        LIABILITIES AND SHAREHOLDERS' EQUITY:
LIABILITIES:
  Lines of credit                                                                           $       -               $ 43,555
  Secured financing                                                                           100,000                 58,153
  Mortgage note                                                                                 5,418                  6,195
  Capital lease obligations                                                                     1,049                  1,938
  Accounts payable and accrued liabilities                                                     33,117                 28,341
  Dealer holdbacks, net                                                                       423,861                347,040
  Deferred income taxes, net                                                                   22,770                 10,058
  Income taxes payable                                                                              -                  6,094
                                                                                      ----------------      -----------------
    Total Liabilities                                                                         586,215                501,374
                                                                                      ----------------      -----------------

SHAREHOLDERS' EQUITY:
  Common stock                                                                                    421                    423
  Paid-in capital                                                                             125,078                124,772
  Retained earnings                                                                           227,039                198,858
  Accumulated other comprehensive income -- cumulative translation adjustment                   5,027                  1,404
                                                                                      ---------------       ----------------
    Total Shareholders' Equity                                                                357,565                325,457
                                                                                      ----------------      -----------------
    Total Liabilities and Shareholders' Equity                                              $ 943,780              $ 826,831
                                                                                      ================      =================

                          CREDIT ACCEPTANCE CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                                          YEARS ENDED DECEMBER 31,
                                                                          ------------------------
                                                                             2003          2002
                                                                          ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                              $  28,181      $  28,365
  Adjustments to reconcile net cash provided by operating activities:
    Provision for credit losses                                              10,459         23,935
    Depreciation                                                              4,469          4,718
    Depreciation of leased assets                                             4,210          9,669
    Loss on retirement of property and equipment                                 73          1,417
    Foreign currency loss on forward contracts                                2,817             --
    Provision for deferred income taxes                                      12,712          1,838
    Stock-based compensation                                                  3,583          2,072
    United Kingdom asset impairment                                          10,493             --
  Change in operating assets and liabilities:
    Accounts payable and accrued liabilities                                  1,081        (11,106)
    Income taxes payable                                                     (6,094)           996
    Income taxes receivable                                                  (5,795)            --
    Lease payments receivable                                                   619         (1,031)
    Unearned insurance premiums, insurance reserves and fees                   (837)        (2,850)
    Deferred dealer enrollment fees, net                                        878            140
    Other assets                                                             (2,794)           282
                                                                          ---------      ---------
      Net cash provided by operating activities                              64,055         58,445
                                                                          ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from maturities of investments - held to maturity                    173             --
  Principal collected on loans receivable                                   348,932        339,371
  Advances to dealers                                                      (366,747)      (285,612)
  Payments of dealer holdbacks                                              (28,954)       (32,890)
  Operating lease acquisitions                                                   --           (874)
  Deferred costs from lease acquisitions                                         --           (201)
  Operating lease liquidations                                                6,900         12,081
  Decrease in floorplan receivables                                           1,596          1,940
  Decrease (increase) in lines of credit                                        969           (273)
  Increase in notes receivable -- affiliates                                    (70)            (5)
  Decrease in notes receivable -- non-affiliates                              1,848            706
  Purchases of property and equipment                                        (3,094)        (6,440)
                                                                          ---------      ---------
      Net cash provided by (used in) investing activities                   (38,447)        27,803
                                                                          ---------      ---------
  CASH FLOWS FROM FINANCING ACTIVITIES:
    Net repayments under lines of credit                                    (43,555)       (29,660)
    Proceeds from secured financings                                        100,000        103,551
    Repayments of secured financings                                        (58,153)      (167,794)
    Proceeds under capital lease obligations                                     32          2,249
    Principal payments under capital lease obligations                         (921)          (311)
    Repayment of mortgage note                                                 (777)          (723)
    Repurchase of common stock                                               (5,316)        (7,018)
    Proceeds from stock options exercised                                     2,037          3,608
                                                                          ---------      ---------
        Net cash used in financing activities                                (6,653)       (96,098)
                                                                          ---------      ---------
        Effect of exchange rate changes on cash                               3,623          7,543
                                                                          ---------      ---------
Net increase (decrease) in cash and cash equivalents                         22,578         (2,307)
    Cash and cash equivalents, beginning of period                           13,466         15,773
                                                                          ---------      ---------
    Cash and cash equivalents, end of period                              $  36,044      $  13,466
                                                                          =========      =========

                          CREDIT ACCEPTANCE CORPORATION

                             SUMMARY FINANCIAL DATA

                             (DOLLARS IN THOUSANDS)
LOANS RECEIVABLE

The following table summarizes the composition of loans receivable:

                                                                  AS OF DECEMBER 31,
                                                             ---------------------------
                                                                2003              2002
                                                             -----------       ---------
Gross loans receivable                                       $ 1,033,234       $ 910,417
Unearned finance charges                                        (157,707)       (136,954)
Unearned insurance premiums, insurance reserves and fees          (2,557)         (3,394)
                                                             -----------       ---------
Loans receivable                                             $   872,970       $ 770,069
                                                             ===========       =========

Non-accrual loans                                            $   201,151       $ 212,373
                                                             ===========       =========

Non-accrual loans as a percent of gross loans receivable            19.5%           23.3%
                                                             ===========       =========



A summary of changes in gross loans receivable is as follows:

                                                            THREE MONTHS ENDED                  YEAR ENDED
                                                                DECEMBER 31,                    DECEMBER 31,
                                                        ----------------------------    ----------------------------
                                                           2003            2002            2003            2002
                                                        ------------   -------------    ------------   -------------
Balance, beginning of period                              $1,032,185       $ 932,713       $ 910,417       $ 900,415
Gross amount of loans accepted                               177,678         140,108         814,182         625,385
Net cash collections on loans                               (115,299)       (106,390)       (457,406)       (440,851)
Charge-offs *                                                (73,920)        (59,412)       (261,365)       (186,788)
Recoveries                                                     7,048               -          14,168               -
Net change in repossessed collateral                          (1,780)           (211)            156          (2,212)
Currency translation                                           7,322           3,609          13,082          14,468
                                                        ------------   -------------   -------------  --------------
Balance, end of period                                    $1,033,234       $ 910,417      $1,033,234       $ 910,417
                                                        ============   =============   =============  ==============



* Charge-offs presented net of recoveries for activity prior to July 1, 2003

                          CREDIT ACCEPTANCE CORPORATION

                             SUMMARY FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

LOANS RECEIVABLE -- (CONCLUDED)

A summary of the change in the allowance for credit losses is as follows:

                                   THREE MONTHS ENDED             YEARS ENDED
                                      DECEMBER 31,                DECEMBER 31,
                                 ----------------------      ----------------------
                                   2003          2002          2003          2002
                                 --------      --------      --------      --------

Balance, beginning of period     $ 14,883      $ 17,568      $ 20,991      $ 13,906
Provision for loan losses           1,005         5,864         7,657        15,443
Charge-offs *                      (1,548)       (2,537)      (17,736)       (8,800)
Recoveries                          2,927            --         6,160            --
Currency translation                  348            96           543           442
                                 --------      --------      --------      --------
Balance, end of period           $ 17,615      $ 20,991      $ 17,615      $ 20,991
                                 ========      ========      ========      ========



* Charge-offs presented net of recoveries for periods prior to July 1, 2003


INVESTMENT IN OPERATING LEASES

The following table summarizes the composition of investment in operating leases, net:


                                                 AS OF DECEMBER 31,
                                               ----------------------
                                                 2003          2002
                                               --------      --------
Gross leased assets                            $ 10,274      $ 26,821
Accumulated depreciation                         (6,664)      (12,304)
Gross deferred costs                              1,513         3,956
Accumulated amortization of deferred costs       (1,307)       (2,706)
Lease payments receivable                           631         2,112
                                               --------      --------
Investment in operating leases                 $  4,447      $ 17,879
                                               ========      ========

                         CREDIT ACCEPTANCE CORPORATION

                             SUMMARY FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

INVESTMENT IN OPERATING LEASES -- (CONCLUDED)

A summary of changes in the investment in operating leases is as follows:

                                                 THREE MONTHS ENDED           YEARS ENDED
                                                    DECEMBER 31,              DECEMBER 31,
                                              ---------------------      ----------------------
                                                2003         2002          2003          2002
                                              -------      --------      --------      --------
        Balance, beginning of period          $ 6,364      $ 23,222      $ 17,879      $ 42,774
        Gross operating leases originated          --            --            --         1,075
        Depreciation of operating leases         (642)       (1,911)       (4,210)       (9,669)
        Lease payments receivable               1,041         2,995         6,513        16,062
        Collections on operating leases        (1,145)       (2,883)       (7,132)      (15,031)
        Provision for lease losses                 --        (1,231)       (1,703)       (5,251)
        Operating lease liquidations           (1,250)       (2,331)       (7,323)      (12,100)
        Currency translation                       79            18           423            19
                                              -------      --------      --------      --------
        Balance, end of period                $ 4,447      $ 17,879      $  4,447      $ 17,879
                                              =======      ========      ========      ========






DEALER HOLDBACKS

The following table summarizes the composition of dealer holdbacks:


                                                    AS OF DECEMBER 31,
                                                ------------------------
                                                    2003          2002
                                                ---------      ---------

Dealer holdbacks                                $ 828,720      $ 734,625
Less: advances                                   (404,859)      (387,585)
                                                ---------      ---------
Dealer holdbacks, net                           $ 423,861      $ 347,040
                                                =========      =========